US BIODEFENSE, INC.
2007 STOCK INCENTIVE PLAN
EFFECTIVE AS OF APRIL 1, 2007

1.	General Provisions

1.1	Purposes of the Plan. This Stock Incentive Plan (the "Plan") is intended to allow certain officers, employees and consultants (all of whom are sometimes collectively referred to herein as the "Employees," or individually as the "Employee") of US Biodefense, Inc., a Utah
corporation (the "Company") and its Subsidiaries (as that term is defined below) which they may have from time to time (the Company and such Subsidiaries are referred to herein as the
"Company") to receive certain options (the "Stock Options") to purchase common stock of the
Company, par value $0.001 per share (the "Common Stock"), and to receive grants of the
Common Stock subject to certain restrictions (the "Awards"). As used in this Plan, the term
"Subsidiary" shall mean each corporation which is a "subsidiary corporation" of the
Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as
amended (the "Code"). The purpose of this Plan is to provide the Employees, who make significant and extraordinary contributions to the long-term growth and performance of the
Company, with equity-based compensation incentives, and to attract and retain the Employees.

1.2	Administration.

1.2.1. The Plan shall be administered by the Board of Directors of the Company
(the "Board"). The Board shall act by vote of a majority of a quorum, or by unanimous written consent. A majority of its members shall constitute a quorum. The Board shall be governed by the provisions of the Company's Bylaws and of Utah law applicable to the Board, except as otherwise provided herein or determined by the Board.

1.2.2. The Board shall have full and complete authority, in its discretion, but subject to the express provisions of this Plan (a) to approve the Employees nominated by the management of the Company to be granted Awards or Stock Options; (b) to determine the number of Awards or Stock Options to be granted to an Employee; (c) to determine the time or times at which Awards or Stock Options shall be granted; (d) to establish the terms and conditions upon which Awards or Stock Options may be exercised; (e) to remove or adjust any restrictions and conditions upon Awards or Stock Options; (f) to specify, at the time of grant, provisions relating to exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and (g) to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of this
Plan. All interpretations and constructions of this Plan by the Board, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

1.2.3. The Company hereby agrees to indemnify and hold harmless each Board member and each Employee, and the estate and heirs of such Board member or Employee, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Board member or Employee, his estate or heirs may suffer as a result of his responsibilities, obligations or duties in connection with this Plan, to the extent that insurance, if any, does not cover the payment of such items. No member of the
Board shall be liable for any action or determination made in good faith with respect to this
Plan or any Award or Stock Option granted pursuant to this Plan.

1.3	Eligibility and Participation. The Employees eligible under this Plan shall be approved by the Board from those Employees who, in the opinion of the management of the
Company, are in positions which enable them to make significant contributions to the long-
term performance and growth of the Company. In selecting the Employees to whom
Award or Stock Options may be granted, consideration shall be given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and recommendations of supervisors.

1.4	Shares Subject to this Plan. The maximum number of shares of the Common
Stock that may be issued pursuant to this Plan shall be 10,000,000 subject to adjustment pursuant to the provisions of Paragraph 4.1. If shares of the Common Stock awarded or issued under this Plan are reacquired by the Company due to a forfeiture or for any other reason, such shares shall be cancelled and thereafter shall again be available for purposes of this
Plan. If a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of the Common Stock not purchased thereunder shall again be available for purposes of this Plan.

2.	Provisions Relating to Stock Options

2.1	Grants of Stock Options. The Board may grant Stock Options in such amounts, at such times, and to the Employees nominated by the management of the Company as the
Board, in its discretion, may determine. Stock Options granted under this Plan shall constitute
"incentive stock options" within the meaning of Section 422 of the Code, if so designated by the Board on the date of grant. The Board shall also have the discretion to grant Stock
Options which do not constitute incentive stock options, and any such Stock Options shall be designated non-statutory stock options by the Board on the date of grant. The aggregate Fair
Market Value (determined as of the time an incentive stock option is granted) of the Common
Stock with respect to which incentive stock options are exercisable for the first time by any
Employee during any one calendar year (under all plans of the Company and any parent or subsidiary of the Company) may not exceed the maximum amount permitted under Section
422 of the Code (currently, $100,000.00). Non-statutory stock options shall not be subject to the limitations relating to incentive stock options contained in the preceding sentence. Each
Stock Option shall be evidenced by a written agreement (the "Option Agreement") in a form approved by the Board, which shall be executed on behalf of the Company and by the Employee to whom the Stock Option is granted, and which shall be subject to the terms and conditions of this Plan. In the discretion of the Board, Stock Options may include provisions (which need not be uniform), authorized by the Board in its discretion, that accelerate an Employee's rights to exercise Stock Options following a "Change in Control," upon termination of the
Employee's employment by the Company without "Cause" or by the Employee for "Good
Reason," as such terms are defined in Paragraph 6.1 hereof. The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of the Common Stock not actually issued to such holder.

2.2	Purchase Price. The purchase price (the "Exercise Price") of shares of the
Common Stock subject to each Stock Option (the "Option Shares") shall not be less than 85 percent of the Fair Market Value of the Common Stock on the date of the grant of the option.
For an Employee holding greater than 10 percent of the total voting power of all stock of the
Company, either Common or Preferred, the Exercise Price of an incentive stock option shall be at least 110 percent of the Fair Market Value of the Common Stock on the date of the grant of the option. As used herein, "Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange
Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on The Nasdaq Stock Market, or, if not so listed on any other national securities exchange or The Nasdaq Stock Market, then the average of the bid price of the Common Stock during the last five trading days on the OTC Bulletin Board immediately preceding the last trading day prior to the date with respect to which the Fair
Market Value is to be determined. If the Common Stock is not then publicly traded, then the
Fair Market Value of the Common Stock shall be the book value of the Company per share as determined on the last day of March, June, September, or December in any year closest to the date when the determination is to be made. For the purpose of determining book value hereunder, book value shall be determined by adding as of the applicable date called for herein the capital, surplus, and undivided profits of the Company, and after having deducted any reserves theretofore established; the sum of these items shall be divided by the number of shares of the Common Stock outstanding as of said date, and the quotient thus obtained shall represent the book value of each share of the Common Stock of the Company.

2.3	Option Period. The Stock Option period (the "Term") shall commence on the date of grant of the Stock Option and shall be 10 years or such shorter period as is determined by the Board. Each Stock Option shall provide that it is exercisable over its term in such periodic installments as the Board may determine, subject to the provisions of Paragraph 5.4.1.
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")
exempts persons normally subject to the reporting requirements of Section 16(a) of the
Exchange Act (the "Section 16 Reporting Persons") pursuant to a qualified employee stock option plan from the normal requirement of not selling until at least six months and one day from the date the Stock Option is granted.

2.4	Exercise of Options.

2.4.1 Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the Corporate Secretary, at the principal office of the Company, together with payment of the
Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by
Paragraph 2.4.2. Payment may be made (a) in cash, (b) by cashier's or certified check, (c) by surrender of previously owned shares of the Common Stock valued pursuant to Paragraph 2.2 (if the Board authorizes payment in stock in its discretion), (d) by withholding from the Option
Shares which would otherwise be issuable upon the exercise of the Stock Option that number of

Option Shares equal to the exercise price of the Stock Option, if such withholding is authorized by the Board in its discretion, or (e) in the discretion of the Board, by the delivery to the Company of the optionee's promissory note secured by the Option Shares, bearing interest at a rate sufficient to prevent the imputation of interest under Sections 483 or 1274 of the
Code, and having such other terms and conditions as may be satisfactory to the Board.
Subject to the provisions of this Paragraph 5.4 and Paragraph 5.5, the Employee has the right to exercise his or her Stock Options at the rate of at least 20 percent per year over five years from the date the Stock Option is granted.

2.4.2 Exercise of each Stock Option is conditioned upon the agreement of the
Employee to the terms and conditions of this Plan and of such Stock Option as evidenced by the Employee's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Board in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Employee that (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended (the "Securities Act") or any other applicable federal or state securities laws, (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions, (c) the Company may comply with said securities law restrictions and issue
"stop transfer" instructions to its Transfer Agent and Registrar without liability, (d) if the
Employee is a Section 16 Reporting Person, the Employee will furnish to the Company a copy of each Form 4 or Form 5 filed by said Employee and will timely file all reports required under federal securities laws, and (e) the Employee will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

2.4.3 No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. At no time shall the total number of securities issuable upon exercise of all outstanding options under this Plan, and the total number of securities provided for under any bonus or similar plan or agreement of the Company exceed a number of securities which is equal to 30 percent of the then outstanding securities of the Company, unless a percentage higher than 30 percent is approved by at least two-
thirds of the outstanding securities entitled to vote. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be temporarily suspended without liability to the Company during times when no such
Registration Statement is currently effective, or during times when, in the reasonable opinion of the Board, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any Stock
Option would expire for any reason except the end of its term during such a suspension, then if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration
Statement covering resales of Option Shares.

2.5	Continuous Employment. Except as provided in Paragraph 2.7 below, an
Employee may not exercise a Stock Option unless from the date of grant to the date of exercise the Employee remains continuously in the employ of the Company. For purposes of this
Paragraph 2.5, the period of continuous employment of an Employee with the Company shall be deemed to include (without extending the term of the Stock Option) any period during which the
Employee is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed three months and that the Employee returns to the employ of the
Company at the expiration of such leave of absence. If the Employee fails to return to the employ of the Company at the expiration of such leave of absence, the Employee's employment with the Company shall be deemed terminated as of the date such leave of absence commenced. The continuous employment of an Employee with the Company shall also be deemed to include any period during which the Employee is a member of the Armed Forces of the United States, provided that the Employee returns to the employ of the Company within 90 days (or such longer period as may be prescribed by law) from the date the Employee first becomes entitled to a discharge from military service. If an Employee does not return to the employ of the Company within 90 days (or such longer period as may be prescribed by law)
from the date the Employee first becomes entitled to a discharge from military service, the
Employee's employment with the Company shall be deemed to have terminated as of the date the Employee's military service ended.

2.6	Restrictions on Transfer. Each Stock Option granted under this Plan shall be transferable only by will or the laws of descent and distribution. No interest of any Employee under this Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option granted under this
Plan shall be exercisable during an Employee's lifetime only by the Employee or by the
Employee's legal representative.

2.7	Termination of Employment.

2.7.1 Upon an Employee's Retirement, Disability (both terms being defined below) or death, (a) all Stock Options to the extent then presently exercisable shall remain in full force and effect and may be exercised pursuant to the provisions thereof, and (b) unless otherwise provided by the Board, all Stock Options to the extent not then presently exercisable by the Employee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter. Unless employment is terminated for cause, as defined by applicable law, the right to exercise in the event of termination of employment, to the extent that the optionee is entitled to exercise on the date the employment terminates as follows:

(i) At least six months from the date of termination if termination was caused by death or disability.

(ii) At least 30 days from the date of termination if termination was caused by other than death or disability.

2.7.2 Upon the termination of the employment of an Employee for any reason other than those specifically set forth in Paragraph 2.7.1, (a) all Stock Options to the extent then presently exercisable by the Employee shall remain exercisable only for a period of 90 days after the date of such termination of employment (except that the 90 day period shall be extended to 12 months if the Employee shall die during such 90 day period), and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) unless otherwise provided by the Board, all Stock Options to the extent not then presently exercisable by the Employee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

2.7.3 For purposes of this Plan:

(a) "Retirement" shall mean an Employee's retirement from the employ of the Company on or after the date on which the Employee attains the age of 65 years; and

(b) "Disability" shall mean total and permanent incapacity of an
Employee, due to physical impairment or legally established mental incompetence, to perform the usual duties of the Employee's employment with the Company, which disability shall be determined (i) on medical evidence by a licensed physician designated by the Board, or (ii) on evidence that the Employee has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

3.	Provisions Relating to Awards

3.1	Grant of Awards. Subject to the provisions of this Plan, the Board shall have full and complete authority, in its discretion, but subject to the express provisions of this Plan, to (1) grant Awards pursuant to this Plan, (2) determine the number of shares of the Common
Stock subject to each Award (the "Award Shares"), (3) determine the terms and conditions
(which need not be identical) of each Award, including the consideration (if any) to be paid by the Employee for such Common Stock, which may, in the Board's discretion, consist of the delivery of the Employee's promissory note meeting the requirements of Paragraph 2.4.1,
(4) establish and modify performance criteria for Awards, and (5) make all of the determinations necessary or advisable with respect to Awards under this Plan. Each Award under this Plan shall consist of a grant of shares of the Common Stock subject to a restriction period (after which the restrictions shall lapse), which shall be a period commencing on the date the Award is granted and ending on such date as the Board shall determine (the
"Restriction Period"). The Board may provide for the lapse of restrictions in installments, for acceleration of the lapse of restrictions upon the satisfaction of such performance or other criteria or upon the occurrence of such events as the Board shall determine, and for the early expiration of the Restriction Period upon an Employee's death, Disability or Retirement as defined in Paragraph 2.7.3, or, following a Change of Control, upon termination of an
Employee's employment by the Company without "Cause" or by the Employee for "Good
Reason," as those terms are defined herein. For purposes of this Plan:

"Change of Control" shall be deemed to occur (a) on the date the Company first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the
Exchange Act) has become the beneficial owner (as defined in Rule 13(d)-3 under the
Exchange Act), directly or indirectly, of securities of the Company representing 80 percent or more of the combined voting power of the Company's then outstanding securities, or (b) on the date the stockholders of the Company approve (i) a merger of the Company with or into any other corporation in which the Company is not the surviving corporation or in which the
Company survives as a subsidiary of another corporation, (ii) a consolidation of the
Company with any other corporation, or (iii) the sale or disposition of all or substantially all of the Company's assets or a plan of complete liquidation.

"Cause," when used with reference to termination of the employment of an Employee by the Company for "Cause," shall mean:

(a) The Employee's continuing willful and material breach of his duties to the Company, which will result or results in material harm to the
Company, after he receives a demand from the Chief Executive of the
Company specifying the manner in which he has willfully and
materially breached such duties, other than any such failure resulting from
Disability of the Employee or his resignation for "Good Reason," as defined herein; or

(b) The conviction of the Employee of a felony; or

(c) The Employee's commission of fraud in the course of his
employment with the Company, such as embezzlement or other
material and intentional violation of law against the Company; or

(d) The Employee's gross misconduct causing material harm to the
Company.

"Good Reason" shall mean any one or more of the following, occurring following or in connection with a Change of Control and within 90 days prior to the Employee's resignation, unless the Employee shall have consented thereto in writing:

(a) The assignment to the Employee of duties inconsistent with his executive status prior to the Change of Control or a substantive change in the officer or officers to whom he reports from the officer or officers to whom he reported immediately prior to the Change of Control; or

(b) The elimination or reassignment of a majority of the duties and responsibilities that were assigned to the Employee immediately prior to the Change of Control; or

(c) A reduction by the Company in the Employee's annual base salary as in effect immediately prior to the Change of Control; or

(d) The Company requiring the Employee to be based anywhere
outside a 35-mile radius from his place of employment immediately prior to the Change of Control, except for required travel on the Company's business to an extent substantially consistent with the Employee's business travel obligations immediately prior to the Change of Control; or

(e) The failure of the Company to grant the Employee a
performance bonus reasonably equivalent to the same percentage of salary the Employee normally received prior to the Change of Control, given comparable performance by the Company and the Employee; or

(f) The failure of the Company to obtain a satisfactory Assumption
Agreement (as defined in Paragraph 4.13 of this Plan) from a successor, or the failure of such successor to perform such
Assumption Agreement.

3.2	Incentive Agreements. Each Award granted under this Plan shall be evidenced by a written agreement (an "Incentive Agreement") in a form approved by the Board and executed by the Company and the Employee to whom the Award is granted. Each Incentive
Agreement shall be subject to the terms and conditions of this Plan and other such terms and conditions as the Board may specify.

3.3	Amendment, Modification and Waiver of Restrictions. The Board may modify or amend any Award under this Plan or waive any restrictions or conditions applicable to the
Award; provided, however, that the Board may not undertake any such modifications, amendments or waivers if the effect thereof materially increases the benefits to any Employee, or adversely affects the rights of any Employee without his consent.

3.4	Terms and Conditions of Awards. Upon receipt of an Award of shares of the
Common Stock under this Plan, even during the Restriction Period, an Employee shall be the holder of record of the shares and shall have all the rights of a stockholder with respect to such shares, subject to the terms and conditions of this Plan and the Award.

3.4.1 Except as otherwise provided in this Paragraph 3.4, no shares of the
Common Stock received pursuant to this Plan shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable to such shares. Any purported disposition of such Common Stock in violation of this Paragraph 3.4 shall be null and void.

3.4.2 If an Employee's employment with the Company terminates prior to the expiration of the Restriction Period for an Award, subject to any provisions of the Award with respect to the Employee's death, Disability or Retirement, or Change of Control, all shares of the
Common Stock subject to the Award shall be immediately forfeited by the Employee and reacquired by the Company, and the Employee shall have no further rights with respect to the Award. In the discretion of the Board, an Incentive Agreement may provide that, upon the forfeiture by an Employee of Award Shares, the Company shall repay to the Employee the consideration (if any) which the Employee paid for the Award Shares on the grant of the
Award. In the discretion of the Board, an Incentive Agreement may also provide that such repayment shall include an interest factor on such consideration from the date of the grant of the Award to the date of such repayment.

3.4.3 The Board may require under such terms and conditions as it deems appropriate or desirable that (a) the certificates for the Common Stock delivered under this
Plan are to be held in custody by the Company or a person or institution designated by the
Company until the Restriction Period expires, (b) such certificates shall bear a legend referring to the restrictions on the Common Stock pursuant to this Plan, and (c) the Employee shall have delivered to the Company a stock power endorsed in blank relating to the Common Stock.

4.	Miscellaneous Provisions

4.1	Adjustments Upon Change in Capitalization.

4.1.1 Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."
Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

4.1.2 Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or in which the Company survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to stockholders of more than 10 percent of the Company's assets, proportionate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares and Award Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares and Award Shares then remaining, as if the Employee had been the owner of such shares as of the applicable date.
Any securities so substituted shall be subject to similar successive adjustments.

4.2	Withholding Taxes. The Company shall have the right at the time of exercise of any Stock Option, the grant of an Award, or the lapse of restrictions on Award Shares, to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise (the "Tax Liability"), to ensure the payment of any such Tax Liability. The Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Board in its sole and absolute discretion in the particular case (1) by requiring the
Employee to tender a cash payment to the Company, (2) by withholding from the Employee's salary, (3) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option, or from the Award Shares on their grant or date of lapse of restrictions, that number of Option Shares or Award Shares having an aggregate Fair Market
Value (determined in the manner prescribed by Paragraph 2.2) as of the date the withholding tax obligation arises in an amount which is equal to the Employee's Tax Liability or (4) by any other method deemed appropriate by the Board. Satisfaction of the Tax Liability of a Section
16 Reporting Person may be made by the method of payment specified in clause (3) above only if the following two conditions are satisfied:

(a) The withholding of Option Shares or Award Shares and the exercise of the related Stock Option occur at least six months and one day following the date of grant of such Stock Option or Award; and

(b) The withholding of Option Shares or Award Shares is made either
(i) pursuant to an irrevocable election (the "Withholding Election") made by the Employee at least six months in advance of the withholding of
Options Shares or Award Shares, or (ii) on a day within a 10-day
"window period" beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings.

Anything herein to the contrary notwithstanding, a Withholding Election may be disapproved by the Board at any time.

4.3	Relationship to Other Employee Benefit Plans. Stock Options and Awards
granted hereunder shall not be deemed to be salary or other compensation to any Employee for purposes of any pension, thrift, profit-sharing, stock purchase or any other employee benefit plan now maintained or hereafter adopted by the Company.

4.4	Amendments and Termination. The Board of Directors may at any time suspend, amend or terminate this Plan. No amendment, except as provided in Paragraph 3.3, or modification of this Plan may be adopted, except subject to stockholder approval, which would
(1) materially increase the benefits accruing to the Employees under this Plan, (2) materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to Paragraph 4.1 hereof), or (3) materially modify the requirements as to eligibility for participation in this Plan.

4.5	Successors in Interest. The provisions of this Plan and the actions of the
Board shall be binding upon all heirs, successors and assigns of the Company and of the
Employees.

4.6	Other Documents. All documents prepared, executed or delivered in connection with this Plan (including, without limitation, Option Agreements and Incentive Agreements)
shall be, in substance and form, as established and modified by the Board; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail.

4.7	Fairness of the Repurchase Price. In the event that the Company =repurchases securities upon termination of employment pursuant to this Plan, either: (a) the price will not be less than the fair market value of the securities to be repurchased on the date of termination of employment, and the right to repurchase will be exercised for cash or cancellation of purchase money indebtedness for the securities within 90 days of termination of the employment (or in the case of securities issued upon exercise of options after the date of termination, within 90 days after the date of the exercise), and the right terminates when the
Company's securities become publicly traded, or (b) Company will repurchase securities at the original purchase price, provided that the right to repurchase at the original purchase price lapses at the rate of at least 20 percent of the securities per year over five years from the date the option is granted (without respect to the date the option was exercised or became exercisable) and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the securities within 90 days of termination of employment (or in case of securities issued upon exercise of options after the date of termination, within 90 days after the date of the exercise).

4.8	No Obligation to Continue Employment. This Plan and the grants which might be made hereunder shall not impose any obligation on the Company to continue to employ any Employee. Moreover, no provision of this Plan or any document executed or delivered pursuant to this Plan shall be deemed modified in any way by any employment contract between an Employee (or other employee) and the Company.

4.9	Misconduct of an Employee. Notwithstanding any other provision of this Plan, if an Employee commits fraud or dishonesty toward the Company or wrongfully uses or discloses any trade secret, confidential data or other information proprietary to the Company, or intentionally takes any other action which results in material harm to the Company, as determined by the Board, in its sole and absolute discretion, the Employee shall forfeit all rights and benefits under this Plan.

4.10	Term of Plan. No Stock Option shall be exercisable, or Award granted, unless and until the Directors of the Company have approved this Plan and all other legal requirements have been met. This Plan was adopted by the Board effective April 1, 2007. No
Stock Options or Awards may be granted under this Plan after April 1, 2017.

4.11	Governing Law. This Plan and all actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Utah.

4.12	Assumption Agreements. The Company will require each successor, (direct or indirect, whether by purchase, merger, consolidation or otherwise), to all or substantially all of the business or assets of the Company, prior to the consummation of each such transaction, to assume and agree to perform the terms and provisions remaining to be performed by the
Company under each Incentive Agreement and Stock Option and to preserve the benefits to the Employees thereunder. Such assumption and agreement shall be set forth in a written agreement in form and substance satisfactory to the Board (an "Assumption Agreement"), and shall include such adjustments, if any, in the application of the provisions of the Incentive
Agreements and Stock Options and such additional provisions, if any, as the Board shall require and approve, in order to preserve such benefits to the Employees. Without limiting the generality of the foregoing, the Board may require an Assumption Agreement to include satisfactory undertakings by a successor:

(a) To provide liquidity to the Employees at the end of the Restriction
Period applicable to the Common Stock awarded to them under this
Plan, or on the exercise of Stock Options;

(b) If the succession occurs before the expiration of any period specified in the Incentive Agreements for satisfaction of performance criteria applicable to the Common Stock awarded thereunder, to refrain from interfering with the Company's ability to satisfy such performance criteria or to agree to modify such performance criteria and/or waive any criteria that cannot be satisfied as a result of the succession;

(c) To require any future successor to enter into an Assumption
Agreement; and

(d) To take or refrain from taking such other actions as the Board may require and approve, in its discretion.

4.13	Compliance with Rule 16b-3. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent that any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

4.14	Information to Shareholders. The Company shall furnish to each of its stockholders financial statements of the Company at least annually.

IN WITNESS WHEREOF, this Plan has been executed effective as of April 1, 2007

US BIODEFENSE, INC.
By:	/s/ David Chin

David Chin
President and Director